SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 30, 2005

Ciphergen Biosystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555

(Address of principal executive offices)

(510) 505-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

In connection with the Strategic Alliance Agreement with Quest Diagnostics Incorporated (“Quest”) dated as of July 22, 2005, Ciphergen Biosystems, Inc. (the “Company”) has further amended its Shareholder Rights Agreement dated March 20, 2002, as amended on July 22, 2005 (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as Rights Agent.  As more fully described in the Rights Agreement, the holders of the Company’s common stock are given rights to acquire additional shares of the Company’s preferred stock upon the occurrence of specified events. The further amendment to the Rights Agreement removes the application of such purchase rights with respect to the ownership by certain of Quest’s affiliates of shares of the Company’s common stock.

Item 3.03.  Material Modifications to Rights of Security Holders

Item 1.01 is incorporated here by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

4.5	Amendment to Rights Agreement between the Company and Wells Fargo Bank, N.A. dated September 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: October 4, 2005	By: /S/ WILLIAM E. RICH
William E. Rich
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.5	Amendment to Rights Agreement between the Company and Wells Fargo Bank, N.A. dated September 30, 2005